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SYCAMORE NETWORKS PROVIDES UPDATE ON STOCK OPTION INVESTIGATION AND ANNOUNCES INTENTION TO RESTATE FINANCIAL STATEMENTS FOR PRIOR FISCAL PERIODS

CHELMSFORD, Mass., September 19, 2006 – Sycamore Networks, Inc. (NASDAQ: SCMR), today provided an update on its previously disclosed investigation into stock option grants and announced its intention to restate financial statements for certain prior fiscal periods to reflect the effects of additional non-cash stock-based compensation expense.

Sycamore reported that, while the investigation is ongoing, the Company has reached a preliminary conclusion that the appropriate measurement dates for financial accounting purposes of certain stock option grants differ from the recorded grant dates of such awards. As a result, upon management’s recommendation, Sycamore’s Board of Directors has determined that the Company will need to restate historical financial statements to record additional non-cash charges for stock-based compensation expense related to past option grants. Accordingly, the financial statements and related notes for fiscal years 2003 through 2005 included in the Company’s Annual Report on Form 10-K for fiscal 2005 and for subsequent interim periods in fiscal 2006 and its earnings releases and similar communications for such periods should no longer be relied upon. Certain of these financial statements have been previously restated in connection with an earlier independent investigation related to certain stock options granted during calendar years 1999 through 2001. The Company has not yet determined the aggregate amount of additional non-cash charges for stock-based compensation expense, nor has it determined the resulting tax impact, if any, or which specific periods require restatement. The Company does not currently anticipate that the outcome of the investigation will require any material adjustment to its historical revenues, non-stock option related expenses or cash position.

Sycamore further reported that it intends to file any SEC filings required to be restated and its Form 10-K for the fiscal year ended July 31, 2006 as soon as practicable after the investigation is complete.

About Sycamore Networks Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent networking solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore's global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to the formal investigations commenced by the Securities and Exchange Commission and the U.S. Attorney’s office with respect to certain stock options granted by the Company, additional actions and findings that may result from the Company's investigation into the accounting treatment for stock options, the possible inability of the Company to file its Annual Report on Form 10-K on a timely basis and the possible issuance of a delisting notice by Nasdaq. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results in the Company's most recently filed Form 10-Q, Form 10-K and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.